Exhibit 99.1

Vicarious Surgical Reports Third Quarter 2023 Financial Results

WALTHAM, Mass.-- (BUSINESS WIRE) – November 13, 2023 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve patient outcomes as well as both the cost and efficiency of surgical procedures, today announced financial results for the quarter ended September 30, 2023. Management will host a corresponding conference call at 4:30 p.m. ET today, November 13, 2023.

“The third quarter brought several successes for our business, but also introduced new challenges as we focused on the build and integration of our Version 1.0 System,” said Adam Sachs, Co-founder and Chief Executive Officer. “While we were pleased with our ability to extend our cash runway through an equity follow-on offering and make meaningful progress on our individual sub-system builds, the impact from recent market-driven cost cutting initiatives combined with certain integration challenges have compelled us to revise our development schedule. We now expect to complete the Version 1.0 System build and integration during the Fall of 2024, and consequently anticipate a De Novo submission around early to mid 2026. Although there is still work ahead, we remain confident that our differentiated technology will allow us to revolutionize surgical robotics and transform the standard of care.”

Third Quarter 2023 Financial Results

●	Operating expenses were $21.4 million for the third quarter of 2023, compared to $22.2 million in the corresponding prior year period, an decrease of 4%.

●	R&D expenses for the third quarter of 2023 were $13.0 million, compared to $12.1 million in the third quarter of 2022.

●	General and administrative expenses for the third quarter of 2023 were $6.9 million, compared to $8.1 million in the third quarter of 2022.

●	Sales and marketing expenses for the third quarter of 2023 were $1.4 million, compared to $1.9 million in the third quarter of 2022.

●	GAAP net loss for the third quarter was $15.7 million, equating to a net loss per share of $0.10, as compared to a GAAP net loss of $24.7 million, equating to a net loss per share of $0.20 for the same period of the prior year. Adjusted net loss for the third quarter was $20.4 million, equating to a net loss of $0.12 per share, as compared to an adjusted net loss of $21.7 million, or a net loss of $0.18 per share, for the same period of the prior year.

●	The company had $110 million in cash, cash equivalents and short-term investments as of September 30, 2023, including $47 million in gross proceeds from the August equity follow-on offering. Excluding these gross proceeds, cash burn for the third quarter of 2023 was $16.8 million.

●	The Company narrowed its FY 2023 cash burn guidance range to $60-$65 million and initiated preliminary FY 2024 cash burn guidance of $40-$55 million.

Conference Call

Vicarious Surgical will host a conference call at 4:30 p.m. ET on Monday, November 13, 2023, to discuss its third quarter 2023 financial results. Investors interested in listening to the conference call may do so by dialing +1 (404) 975 4839 for domestic callers or +1 (929) 526 1599 for international callers, and using access code: 083118. A live and archived webcast of the event will be available at https://investor.vicarioussurgical.com.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Vicarious Surgical provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted Net Loss and Adjusted Net Loss Per Share (“Adjusted EPS”, and together with Adjusted Net Loss, “Non-GAAP Financial Measures”). The Company presents Non-GAAP Financial Measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. Vicarious Surgical’s Non-GAAP financial measures provide an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted Net Loss and Adjusted EPS are key performance measures that Vicarious Surgical’s management uses to assess its operating performance. These Non-GAAP Financial Measures facilitate internal comparisons of Vicarious Surgical’s operating performance on a more consistent basis. Vicarious Surgical uses these performance measures for business planning purposes and forecasting. Vicarious Surgical believes that the Non-GAAP Financial Measures enhance an investor’s understanding of Vicarious Surgical’s financial performance as it is useful in assessing its operating performance from period-to-period, by excluding certain items that Vicarious Surgical believes are not representative of its core business.

The Non-GAAP Financials Measures may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted Net Loss and Adjusted EPS are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating Vicarious Surgical’s performance, you should consider the Non-GAAP Financial Measures alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The Non-GAAP Financial Measures do not replace the presentation of Vicarious Surgical’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, Vicarious Surgical’s financial results presented in accordance with U.S. GAAP. In this press release, Vicarious Surgical has provided a reconciliation of Adjusted Net Loss to net loss, the most directly comparable U.S. GAAP financial measure, and the calculation for Adjusted EPS.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the quotations of our Chief Executive Officer regarding Vicarious Surgical’s opportunity, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious System on the timeline it expects, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements and scale manufacturing of the Vicarious Surgical System and any future product candidates to commercial quantities; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing, as well as with the use of open surgeries; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s ability to meet its estimates regarding expenses, revenue, capital requirements, cash runway and needs for additional financing; Vicarious Surgical’s financial performance; Vicarious Surgical’s intellectual property rights, its ability to protect or enforce these rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; the impact of COVID-19 on Vicarious Surgical’s business; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$13,040	$12,120	$39,110	$32,023
Sales and marketing	1,401	1,912	5,027	4,625
General and administrative	6,911	8,130	20,988	22,820
Total operating expenses	21,352	22,162	65,125	59,468
Loss from operations	(21,352)	(22,162)	(65,125)	(59,468)
Other income (expense):
Change in fair value of warrant liabilities	4,703	(3,038)	3,705	75,291
Interest and other income	946	494	3,463	603
Interest expense	(1)	(31)	(3)	(89)
Income/(loss) before income taxes	(15,704)	(24,737)	(57,960)	16,337
Provision for income taxes	-	-	-	-
Net income/(loss)	$(15,704)	$(24,737)	$(57,960)	$16,337
Net income/(loss) per share of Class A and Class B common stock, basic	$(0.10)	$(0.20)	$(0.43)	$0.14
Net income/(loss) per share of Class A and Class B common stock, diluted	$(0.10)	$(0.20)	$(0.43)	$0.12
Weighted average shares, basic	155,141,393	121,965,277	136,194,179	121,201,693
Weighted average shares, diluted	155,141,393	121,965,277	136,194,179	131,102,132

Other comprehensive income/(loss):
Net unrealized income/(loss) on investments	41	-	(89)	-
Other comprehensive income/(loss)	41	-	(89)	-
Comprehensive net income/(loss)	$(15,663)	$(24,737)	$(58,049)	$16,337

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$59,113	$116,208
Short-term investments	51,076	$-
Prepaid expenses and other current assets	3,222	4,196
Total current assets	113,411	120,404
Restricted cash	936	936
Property and equipment, net	5,889	6,586
Right-of-use assets	11,669	12,273
Other long-term assets	146	92
Total assets	$132,051	$140,291

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,529	$1,731
Accrued expenses	5,267	5,808
Lease liabilities, current portion	1,007	838
Current portion of equipment loans	-	16
Total current liabilities	7,803	8,393
Lease liabilities, net of current portion	14,060	14,832
Warrant liabilities	2,316	6,021
Total liabilities	24,179	29,246

Stockholders’ equity:
Class A Common stock	15	11
Class B Common stock	2	2
Additional paid-in capital	227,545	172,673
Accumulated other comprehensive loss	(89)	-
Accumulated deficit	(119,601)	(61,641)
Total stockholders’ equity	107,872	111,045
Total liabilities and stockholders’ equity	$132,051	$140,291

VICARIOUS SURGICAL INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

Adjusted net loss and Adjusted EPS

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Net income/(loss)	$(15,704)	$(24,737)	$(57,960)	$16,337
Change in fair value of warrant liabilities	4,703	(3,038)	3,705	75,291
Adjusted net loss	(20,407)	(21,699)	(61,665)	(58,954)
Adjusted EPS, basic and diluted	$(0.12)	$(0.18)	$(0.45)	$(0.49)
Weighted average shares, basic and diluted	155,141,393	121,965,277	136,194,179	121,201,693

Investor Contact

Kaitlyn Brosco

Vicarious Surgical

Kbrosco@vicarioussurgical.com

Marissa Bych

Gilmartin Group

Marissa@gilmartinir.com

Media Inquiries

Abby Mayo for Matter Health

media@vicarioussurgical.com